Exhibit 99

Attachment I:

FP-Ultra Clean, LLC
2882 Sand Hill Road, Suite 280
Menlo Park, CA 94025

/s/ Dipanjan Deb, as a Managing Member	Date:	10/27/06

***Signature of Reporting Person